UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

3M Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

As an investor in this security, you have the right to vote on important issues.
Make your voice heard now!

Vote Common Shares by:
May 9, 2022
Vote Plan Shares by:
May 8, 2022

Control Number:
0123456789012345

Ways to Vote
Go to ProxyVote.com
Call 1-800-690-6903

This email represents the following share(s):

As a 3Mer and shareholder, you contribute to 3M's business growth and financial strength, you share in the risk and rewards, and you benefit from our Company's success. We encourage you to both understand and vote on the proposals being considered at this year's Annual Meeting.

In this email you'll find the materials you need: Notice of the Annual Meeting and Proxy Statement, the 2021 Annual Report and helpful instructions. Your vote is very important; please enter it as soon as possible.

As part of our precautions related to COVID-19, and to prioritize the health and well-being of our shareholders, this year’s Annual Shareholder Meeting will be held at 8:30 a.m. CDT, on Tuesday, May 10, 2022, exclusively online at www.virtualshareholdermeeting.com/MMM2022. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.

To be admitted to the virtual-only Annual Meeting, you need to enter the 16-digit control number contained in this email. At the virtual Annual Meeting, you or your proxyholder may participate, vote, type in your question, and examine a list of shareholders of record. If you wish to submit questions in advance of the online meeting, you may do so by using your 16-digit control number to access www.proxyvote.com.

Thank you all for your contributions!

3M Company

Important Materials: Proxy Statement Annual Report

Attend the Virtual Meeting Attend the Meeting

For holders as of March 15, 2022

Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.

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